                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
For further information, call
Bonnie Herron, 770/564-5504
or email to bherron@intelsys.com

            INTELLIGENT SYSTEMS ANNOUNCES FIRST QUARTER 2003 RESULTS ***EARNINGS CONFERENCE CALL AND WEBCAST AT 11 AM TODAY ***

NORCROSS, GA - MAY 7, 2003 - Intelligent Systems Corporation [AMEX:INS; WWW.INTELSYS.COM] announced today the financial results for its first quarter of 2003.

         For the three months ended March 31, 2003, Intelligent Systems recorded revenue of $3.2 million, a 45 percent increase compared to revenue of $2.2 million for the same period in 2002. Net income for the three-month period in 2003 was $949,000 or $0.21 per share compared to a net loss of $2.1 million or $0.47 per share for the first quarter of 2002.

         The 45 percent increase in revenue in the first quarter of 2003 compared to last year reflects an increase in service revenue (which includes professional services and software maintenance revenue) at the company's VISaer and QS Technologies subsidiaries as well as a higher volume of product sales at the company's ChemFree subsidiary.

         The results for the period ended March 31, 2003 were bolstered by investment income of $3.5 million. During the quarter, the company recognized investment income of $4.2 million realized on the settlement of an escrow fund related to the sale in April 2001 of PaySys International, Inc. to First Data Corporation. In March 2003, First Data Corporation and the former PaySys shareholders agreed to settle all post-acquisition claims and to release the balance of the escrow fund. ISC received $4.2 million cash and recognized an equal amount of investment income on the settlement. Offset against this income was a write-down aggregating $719,000 against the carrying value of the company's equity and debt investment in a private technology company in which Intelligent Systems held a minority interest. The write-down was based on the valuation and terms of a recently completed sale of the principal assets of the business.

         The overall improvement in results in the first quarter of 2003 is the net effect of an increase in revenue and gross margin contribution, a 15 percent reduction in consolidated operating expenses and the non-recurring investment gain on the escrow settlement. The loss from operations in the three month period ended March 31, 2003 was $2.6 million, 29 percent less than the $3.6 million loss from operations in the first quarter of 2002 and in line with the company's expectations for the first quarter. The company continues to support investment in product development activities at both its CoreCard Software and VISaer subsidiaries for new products that are expected to be released in 2003.

         According to J. Leland Strange, President and Chief Executive Officer, "We are pleased with the amount and timing of the escrow settlement for Intelligent Systems and the other former PaySys shareholders. In the first quarter, our operating subsidiaries made good progress on achieving their product and sales plans for 2003, despite general weakness in enterprise software sales and uncertainty related to the recent SARS epidemic and its potential impact on international prospects and customers."

                                    - more -

Conference Call and Webcast Information

         As announced last week, Intelligent Systems has scheduled a conference call for today at 11 AM EDT to discuss in more detail the results of the first quarter of 2003. The call-in number is 1-800-930-1344. A live webcast will be available at the same time by logging onto www.intelsys.com and clicking on the webcast icon. An archived version of the webcast will be available for 12 months.

ABOUT INTELLIGENT SYSTEMS CORPORATION

         For almost thirty years, Intelligent Systems Corporation [AMEX: INS] has identified, created, operated and grown early stage technology companies. The company has operations and investments, principally in the information technology industry. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), QS Technologies, Inc. (www.qsinc.com), CoreCard Software, Inc. (www.corecard.com), (all software companies) and ChemFree Corporation (www.chemfree.com)(an industrial products company). Since 1990, the company has operated the Intelligent Systems Incubator, an award-winning pioneer in privately sponsored incubators. Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the war against IRAQ and the SARS epidemic and their impact on the worldwide commercial aviation industry, other geopolitical or military actions, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions.

                                    - more -

                  CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                 (unaudited, in thousands, except share amounts)

THREE MONTHS ENDED MARCH 31,                                             2003                   2002
                                                                      -----------           -----------
Revenue
   Products                                                           $     1,704           $     1,352
   Services                                                                 1,466                   835
                                                                      -----------           -----------
    Total revenue                                                           3,170                 2,187
                                                                      -----------           -----------
Cost of revenue
   Products                                                                   759                   649
   Services                                                                 1,050                   546
                                                                      -----------           -----------
    Total cost of revenue                                                   1,809                 1,195
                                                                      -----------           -----------
Expenses
    Marketing                                                                 771                   587
    General & administrative                                                1,083                 1,236
    Research & development                                                  2,081                 2,786
                                                                      -----------           -----------
Loss from operations                                                       (2,574)               (3,617)
                                                                      -----------           -----------
    Interest income (expense), net                                             (5)                   24
    Investment income, net                                                  3,464(a)                797
    Equity in losses of affiliate companies                                   (67)                  (66)
    Other income, net                                                          27                   751
                                                                      -----------           -----------
Income (loss) before tax provision (benefit)                                  845                (2,111)
                                                                      -----------           -----------
Income tax provision (benefit)                                               (104)                   11
                                                                      -----------           -----------
Net income (loss)                                                     $       949           $    (2,122)
                                                                      ===========           ===========
Basic and diluted net income (loss) per share                         $      0.21           $     (0.47)
Basic and diluted weighted average shares outstanding                   4,490,467             4,495,530
                                                                      ===========           ===========

a. Includes $4.2M gain on escrow settlement and $719,000 investment write-down.

                                     - more-

                      CONDENSED CONSOLIDATED BALANCE SHEET
                      (in thousands, except share amounts)

                                                                      MARCH 31,           DECEMBER 31,
                                                                        2003                  2002
                                                                     -----------          ------------
                                                                     (unaudited)            (audited)
ASSETS
Current assets:
  Cash                                                                $  5,108              $  2,644
  Accounts receivable, net                                               2,339                 3,025
  Notes and interest receivable                                             79                   205
  Inventories                                                              680                   671
  Other current assets                                                     161                   213
                                                                      --------              --------
    Total current assets                                                 8,367                 6,758
                                                                      --------              --------
Long-term investments                                                    6,483                 7,145
Property and equipment, net                                                721                   761
Intangibles, net                                                         2,748                 3,168
Other assets, net                                                           28                    28
                                                                      --------              --------
Total assets                                                          $ 18,347              $ 17,860
                                                                      ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  1,084              $  1,301
  Deferred revenue                                                       1,923                 1,697
  Deferred gain                                                            393                   515
  Accrued expenses and other current liabilities                         2,012                 1,755
                                                                      --------              --------
    Total current liabilities                                            5,412                 5,268
                                                                      --------              --------
Deferred revenue, net of current portion                                 4,563                 4,813
Other long-term liabilities                                                 15                    27
                                                                      --------              --------
    Total long term liabilities                                          4,578                 4,840
                                                                      --------              --------
Minority interest                                                        1,516                 1,516
                                                                      --------              --------
Redeemable preferred stock of subsidiary                                    --                   342
                                                                      --------              --------
Total stockholders' equity                                               6,841                 5,894
                                                                      --------              --------
Total liabilities and stockholders' equity                            $ 18,347              $ 17,860
                                                                      ========              ========

                                     # # # #